Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

LOAN AGREEMENT

THIS LOAN AGREEMENT is made and entered into by and between the Lender and the Borrower, under the circumstances summarized in the following recitals (the capitalized terms used in the recitals being used therein as defined in Article I hereof):

WHEREAS, pursuant to the Act, the Director of Development of the State of Ohio (the “Director”) is authorized, among other things, to make loans to assist in acquiring constructing, reconstructing, rehabilitating, renovating, enlarging, improving, equipping, or furnishing buildings, structures, improvements and equipment and other property for industry, commerce, distribution or research in the State of Ohio; and

WHEREAS, by the Escrow Agreement the Director has made funds available to the Lender for the purpose of providing assistance to borrowers to pay a portion of the Allowable Costs of Projects under the Demonstration Program and the Act; and

WHEREAS, the Borrower has requested that the Lender provide the financial assistance under the Demonstration Program for the Project hereinafter described; and

WHEREAS, the Director has determined that the Project constitutes an eligible project within the meaning of the Act and that the financial assistance to be provided pursuant to this Loan Agreement is appropriate under the Demonstration Program and the Act and will be in furtherance of and in implementation of the public policy set forth in the Act; and

WHEREAS, the financial assistance to be provided pursuant to this Loan Agreement has been recommended by the Development Financing Advisory Board and approved by the Controlling Board pursuant to the Act;

NOW THEREFORE, in consideration of the mutual promises and the representations and agreements hereinafter contained, the Lender and the Borrower agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.      Use of Defined Terms.  In addition to the words and terms elsewhere defined in this Loan Agreement or by reference to the Security Documents or other instruments, the words and terms set forth in Section 1.2 hereof shall have the meanings therein set forth unless the context or use expressly indicates a different meaning or intent.  Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms therein defined.

Section 1.2.      Definitions.   As used herein:

“Act” means Chapter 166, Ohio Revised Code, as from time to time enacted and amended.

“Adverse Market Conditions” means such economic conditions as shall have been determined by the Director, with the advice of the Federal Reserve Bank of Cleveland, including but not limited to the following consideration:  (a) two (2) consecutive quarters of decline in the Federal Reserve Bank of Cleveland’s Ohio Manufacturing Index, whether as a whole or by relevant manufacturing section;   (b) at least twelve (12) of thirty-six (36) months of decline in the Federal Reserve Bank of Cleveland’s National Industrial Index, whether as a whole, or by relevant manufacturing sector; or  (c ) decline within the relevant manufacturing sector, as announced by Standard and Poor’s Industrial Outlook.

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

“Allowable Costs” means allowable costs of the Project within the meaning of the Act.

“Application” means the Borrower’s application for financial assistance submitted to the Lender requesting assistance under Demonstration Program in connection with the Project.

“Borrower” means the person(s) or entit(y) (ies) named in the Term Sheet.

“Closing Date” means the date of execution and delivery of the Loan Documents.

“Controlling Board” means the Controlling Board of the State of Ohio created by Section 127.12, Ohio Revised Code.

“Cost Certification” means a certification by the Borrower, as of the Disbursement Date, setting forth in detail satisfactory to the Lender the costs incurred by the Borrower in connection with the Project, including a detail by category of all Allowable Costs.

“Demonstration Program” means the financial assistance program administered by the Lender pursuant to the Escrow Agreement and the Act.

“Development Financing Advisory Board” means the Development Financing Advisory Board of the State of Ohio created by Section 122.40, Ohio Revised Code.

“Disbursement Date” means the date set forth in the Term Sheet for the disbursement of the Loan.

“Equity Contribution” means the cash equity required to be contributed by the Borrower to pay Allowable Costs of the Project in excess of the Loan as set forth in the Term Sheet.

“ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time enacted and amended.

“Escrow Account” means the escrow account established pursuant to the Escrow Agreement and maintained by the Escrow Agent.

“Escrow Agent” means the entity identified in and serving as escrow agent pursuant to the Escrow Agreement.

“Escrow Agreement” means the Loan Administration and Escrow Agreement among the Director, the Lender and the Escrow Agent, dated as set forth in the Term Sheet.

“Event of Default” means any of the events described as an event of default in Section 5.1 hereof.

“Financing Statements” means, as applicable, the financing statements relating to the property subject to the lien of the Security Documents signed by the Borrower as “Debtor” and naming the Lender as the “Secured Party.”

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

“GAAP” means generally accepted accounting principles applied on a basis consistent with that of prior years.

“Governing Instruments” means, as applicable, the articles of incorporation, code of regulations, resolutions and actions of the directors and shareholders, partnership agreement and certificate of partnership of the Borrower, as from time to time amended or supplemented.

“Governmental Authority” means the United States of America, the State of Ohio, or any other state or any political subdivision thereof, any municipality, any agency, department, commission or board of any of the foregoing having jurisdiction over the Borrower or the Project, and all applicable constitutions, statutes, rules, regulations, codes, ordinances, orders, requirements or other laws of any of the foregoing.

“Guarantor(s)” means, as applicable, the person(s), or entit(y) (ies) named in the Term Sheet.

“Guaranty” or “Guaranties” means, as applicable, the guaranty or guaranties of even date herewith from the Guarantor(s) to the Lender unconditionally and absolutely guarantying in full repayment of the Loan.

“Lender” means the entity named in the Term Sheet.

“Loan” means the loan by the Lender to the Borrower of the Loan Amount, in accordance with the Demonstration Program, the Loan Approval Documents and this Loan Agreement, to be disbursed in accordance with Section 3.6 hereof.

“Loan Agreement” means this Loan Agreement, as from time to time amended or supplemented.

“Loan Amount” means the amount set forth in the Term Sheet, as determined by the Loan Approval Documents.

“Loan Approval Documents” means, with respect to the Loan, the determinations of the Director to the Development Financing Advisory Board, the resolution of the Development Financing Advisory Board, and the approval of the Controlling Board, each dated as set forth in the Term Sheet.

“Loan Documents” means all documents and instruments delivered to or required by the Lender to evidence and secure the Loan in accordance with the Demonstration Program and the Loan Approval Documents, including without limitation, this Loan Agreement, the Note and the Security Documents.

“Minority” means non-white or Spanish-speaking and/or surnamed individuals, or such other criteria as shall be determined from time to time by the Federal Bureau of Census.

“Minority Employment Requirement” means the obligation of the Borrower to employ Minority employees hired as a result of the Project:  (a) in the same percentage of its workforce as are found in the population of the county in which the Project is located; or  (b) if the Project is located in a city having a population in excess of fifty thousand (50,000), then in the same percentage as are found in the population of such city.

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

“Note” means the Promissory Note of even date herewith from the Borrower to the Lender in the Loan Amount, evidencing the obligation of the Borrower to repay the Loan.

“Notice Address” means the addresses of the Lender, the Borrower and the Guarantor(s) set forth in the Term Sheet, or such additional or different address, notice of which is given under Section 6.2 hereof.

“PBGC” means the Pension Benefit Guaranty Corporation created by Title IV of ERISA.

“Plan” means any employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA.

“Plans and Specifications” means, as applicable, the plans and specifications of other appropriate documents describing the Project and provided to the Lender.

“Prohibited Transaction” means any prohibited transaction as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or in Title I of ERISA.

“Project” means, as applicable, the Project Site, the Project Facilities and the Project Equipment, together constituting an eligible project within the meaning of the Act,  and, as applicable, the acquisition, construction, reconstruction, rehabilitation, enlargement, improvement, equipping, furnishing and operation of the Project in accordance with the Project Purposes, the Plans and Specifications and the Loan Approval Documents.

“Project Equipment” means, as applicable, the machinery, equipment, apparatus, furniture, and other personal property and fixtures described in Exhibit D attached hereto and made a part hereof, wherever located, together with all attachments, additions, and accessions thereto, replacements thereof, and all other machinery, equipment, fixtures, personal property and parts which may be acquired in substitution therefore or in replacement thereof.

“Project Facilities” means, as applicable, all the buildings, structures, additions, improvements, facilities,  and fixtures now or hereafter located in, upon or under, or based at the Project Site and owned by the Borrower, including, without limitation, the buildings, structures, additions, improvements, facilities and fixtures described in Exhibit C attached hereto and made part hereof.

“Project Purposes” means the purposes set forth in the Term Sheet.

“Project Site” means the real property described in Exhibit B attached hereto and made a part hereof and commonly known by the address set forth in the Term Sheet.

“Reportable Event” means any reportable event as defined in Title IV of ERISA.

“Security Agreement” means, as applicable, the Security Agreement of even date herewith between the Borrower and the Lender securing the repayment of the Loan.

“Security Documents” means, as applicable, the Security Agreement, the Financing Statements and the Guaranty, or, as the context may indicate, any one or more of the foregoing.

“Service Area” means the counties serviced by the Lender as set forth in the Term Sheet.

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

“Term Sheet” means Exhibit A attached hereto and made a part hereof.

Section 1.3.     Certain Words and References.      Any reference herein to the Director shall include those succeeding to his functions, duties, or responsibilities pursuant to or by operation of law or lawfully performing such functions.  Any reference to a section or provision of the Constitution of the State of Ohio or to the Act or to a section, provision or chapter of the Ohio Revised Code shall include such section, provision or chapter as from time to time amended, modified, revised, supplemented or superseded.

ARTICLE II

DETERMINATIONS, REPRESENTATIONS AND WARRANTIES

Section 2.1.    Determinations of the Director.   Pursuant to the Demonstration Program and the Act, and on the basis of the representations and other information provided by the Borrower, the Director has heretofore made certain determinations, as set forth in the Loan Approval Documents, which are hereby confirmed, and the Director hereby determines that the financial assistance to be provided by the Lender pursuant to this Loan Agreement will conform to the requirements of the Act and will implement the purposes of the Act by creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State of Ohio.

Section 2.2.     Representations and Warranties of the Borrower. The Borrower represents and warrants throughout the term of this Loan Agreement that:

(a)
Borrower is duly organized and validly existing under the laws of the State of Colorado and qualified to do business in the State of Colorado and Borrower is a Colorado corporation qualified to do business in Ohio.

(b)
It has full power and authority to execute, deliver and perform the Loan Documents and to enter into and carry out the transactions contemplated by the Loan Documents.  Such execution, delivery and performance do not and will not conflict with or violate any provision of law, administrative regulation, court order or consent decree applicable to the Borrower, or the Governing Instruments, or conflict with, constitute a default under, or result in a breach of any indenture, mortgage, deed of trust, guaranty, lease, agreement or instrument to which the Borrower is jointly or individually a party or by which it or any of its property or assets may be bound.  The Loan Documents have, by proper action, been duly authorized, executed and delivered by the Borrower, and all necessary actions by the Borrower have been taken to constitute the Loan Documents legal, valid and binding obligations of the Borrower, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws in effect from time to time affecting the rights of creditors generally, and except to the extent that the enforceability thereof may be limited by the application of general principles of equity.

(c)
The provision of financial assistance pursuant to the Loan Approval Documents and this Loan Agreement induced the Borrower to undertake the Project, which the Borrower expects to and will utilize its best efforts to preserve the existing jobs and employment opportunities, and create the new jobs and employment opportunities, each as set forth in the Term Sheet, in the period immediately following the Closing Date, and improve the economic welfare of the people of the State of Ohio.

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

(d)
The Project will be, as applicable, completed and operated in accordance with the Plans and Specifications and the Project Purposes, and will be operated and maintained in such manner as to conform with all applicable zoning, planning, building, environmental and other applicable Governmental Authority and as to be consistent with the purposes of the Act.

(e)
The Project will be used and operated in a manner consistent with the Project Purposes until the date on which the Loan has been fully repaid and knows of no reason why the project will not be so operated.

(f)
There are not actions, suits or proceedings pending or, to the best of the Borrower’s knowledge, threatened against or affecting the Borrower or the Project which, if adversely determined, would individually or in the aggregate materially impair the ability of the Borrower to perform and of its obligations under the Loan Documents or materially and adversely affect the financial condition of the Borrower.

(g)
There are no actions, temporary restraining orders, injunctions, suits, proceedings, inquiries or investigations at law or in equity, or before any judicial or administrative court or agency, pending or, to the best of the Borrower’s knowledge, threatened against or affecting, or involving the properties, securities or business of, the Borrower, and there is no reasonable basis for any such action, temporary restraining order, injunction, suit, proceeding, inquiry or investigation, which would adversely affect the transactions contemplated by the Loan Documents or the delivery, validity or enforceability of any of the Loan Documents.

(h)
The Borrower is not in default under any of the Loan Documents, or in the payment of any indebtedness for borrowed money or under any agreement or instrument evidencing any such indebtedness and no event has occurred which by notice, the passage of time, or otherwise, would constitute any such event of default.

(i)
The Project Site is zoned under a zoning ordinance which permits the operation of the Project thereon in accordance with the water, storm and sanitary sewers, gas, electric, and telephone, and rights of access to public ways are available or will be provided to the Project Site in sufficient locations and capabilities to meet the requirements of operating the Project and of any applicable Governmental Authority.

(j)
The Borrower has made no contract or arrangement of any kind, other than as described in the Loan Approval Documents and the Loan Documents, which has given rise to, or the performance of which by the other party thereto would give rise to, a lien or claim of lien on the Project or other collateral covered by the Loan Documents.

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

(k)
No representation or warranty of the Borrower contained in the Application, the Commitment, the Loan Documents and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished by or on behalf of the Borrower in connection with the Loan contains any untrue statement of any material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

(l)
The financial statements of the Borrower heretofore delivered to the Lender are true and correct in all respects, have been prepared in accordance with GAAP, and fairly present the financial condition and the results of operation of the Borrower as of the dates thereof.  No materially adverse change has occurred in the financial condition of the Borrower reflected therein since the respective dates thereof.

(m)
All proceeds of the Loan shall be used for the payment of Allowable Costs of the Project.  No part of any such proceeds shall be knowingly paid to or retained by the Borrower or any partner, officer, shareholder, director or employee of the Borrower, as the case may be, as a fee, kick-back or consideration of any type.

(n)	The Project Site and the principal place of business of the Borrower are located in the county or counties named in the Term Sheet.

(o)
The Borrower has obtained any and all requisite governmental consents, permits, licenses and approvals necessary for it to construct and operate the Project, as the case may be, and to enter into, execute and deliver the Loan Documents and to perform its respective obligations thereunder.

(p)
The Borrower is solvent and does not contemplate insolvency.  A receiver has not been appointed for the Borrower or for any of its assets or properties, nor is any application for receivership pending with respect to the Borrower.

(q)	Borrower has not changed its name, except to OurPet’s Company, nor does it utilize any trade names other than as set forth in the Term Sheet.

(r)
No note or notice of violation of any Governmental Authority has been received by the Borrower in connection with the Project, and the Borrower has no reason to believe that any such note or notice may or will be entered as result of the Project.

(s)
The Borrower has not received and has no knowledge of any notice or request from any insurance company, board of fire underwriters or Governmental Authority requesting the performance of any work or alteration with respect to the Project.

(t)	To the best of its knowledge, except as described in Exhibit E attached hereto and made a part thereof:

(i )  no pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste, including, without limitation, materials to be recycled, reconditioned or reclaimed have been or shall be discharged, dispersed, released, stored, treated, generated, disposed of, or allowed to escape at, under or on the Project Site;

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

(ii)	no asbestos or asbestos-containing materials have been installed, used, incorporated into the Project, or disposed of at the Project Site;

(iii)	no underground storage tanks are located at the Project Site, or were located at the Project Site and subsequently removed or filled;

(iv)
no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to any such substances is proposed, in existence or threatened or anticipated with respect to the Project;

(v)	the Project is in compliance with all applicable Governmental Authority; and

(vi)
no notice has been served on the Borrower, from any entity, governmental body, or individual claiming any violation of any Governmental Authority or requiring compliance with any Governmental Authority or demanding payment or contribution for environmental damage or injury to natural resources.

ARTICLE III

THE LOAN;  THE PROJECT;  DISBURSEMENT

Section 3.1.    Loan and Repayment.       On the terms and conditions of this Loan Agreement, the Lender shall lend to the Borrower the Loan Amount to assist in the financing of the Allowable Costs of the Project.  The Loan shall be evidenced and secured by the Note, the Security Documents and other Loan Documents, as applicable.  Those instruments shall be executed and delivered by the Borrower to the Lender on the Closing Date, concurrently with the execution and delivery of this Loan Agreement and the delivery of all other documents and the satisfaction of all other closing conditions required by the Commitment.  The Loan shall be disbursed on or about the Disbursement Date pursuant to Section 3.6 hereof, upon the satisfaction of the conditions set forth in Section 3.5 hereof.  The Loan shall be disbursed only from and only to the extent that on the Disbursement Date funds not heretofore committed are available to make the Loan from moneys in the Escrow Account.  The terms of repayment of the Loan shall be as set forth in the Note, and the Borrower shall make all payments required to be made under the Note as and when due.

Section 3.2.    The Project.  The Borrower (a)  has commenced or shall promptly hereafter commence the Project;  (b) shall pay or cause to be paid all expenses incurred in connection with the Project from funds made available therefor in accordance with this Loan Agreement or otherwise; and (c ) shall demand, sue for, levy and recover all sums of money and debts which may be due and payable under the terms of any contract, order, receipt, guaranty, warranty, writing or instruction in connection with the Project and will enforce the terms of any contract, agreement, obligation, bond or other performance security  with respect thereto.  The Borrower covenants and confirms its agreement in the Commitment that, to the extent that the Project involves construction, all wages paid to laborers and mechanics employed on the Project shall be paid at not less than the prevailing rates of wages for laborers and mechanics for the class of work called for by the Project, which wages shall be determined in accordance with the requirements of Sections 4115.03 through 4115.16, Ohio Revised Code, for determination of prevailing wage rates, subject, however, to the exceptions set forth in Section 166.02(E) of the Act.

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

Section 3.3.    Inspections.   At its option, the Lender may retain, at the Borrower’s expense, an architect, engineer, appraiser or other consultant for the purpose of verifying costs and performing inspections of the Project.  Such inspections shall impose no responsibility or liability of any nature upon the Lender, the Director, the State of Ohio, their respective agents, representatives or designees nor, without limitation, carry any warranty or representation as to the adequacy or safety of the structures or any of their component parts or any other physical condition or feature pertaining to the Project.

Section 3.4.   Insufficiency of Proceeds.   In the event that the Loan is not sufficient to pay all costs of the Project, the Borrower shall, nonetheless and irrespective of the cause of such deficiency, pay all costs of the Project in full from its own funds.

Section 3.5.   Conditions to Disbursement   The Loan shall be disbursed in accordance with Section 3.6 of this Loan Agreement, provided the Lender shall have received the instruments, certifications, documents and opinions described in Exhibit F attached hereto and made a part hereof, each in form and substance satisfactory to the Lender.

Section 3.6.    Disbursement of Loan.    The Loan shall be disbursed in accordance with the terms of the Escrow Agreement in the amount of the Loan Amount, as determined by the Lender in his sole discretion based on the Cost Certification, to or at the direction of the Borrower on or about the Disbursement Date upon satisfaction of the conditions specified in Section 3.5 hereof and confirmation that the Security Documents and all other documents or instruments required to create and perfect the liens and security interests intended to be created by the Security Documents at the level of priority therein provided have been filed for record in such places and in such manner as to create and perfect fully and completely such liens and security interests.  If for any reason the Loan shall not have been disbursed on the Disbursement Date, this Loan Agreement shall automatically terminate and, subject to the provisions of Sections 3.7  and 3.8  hereof, be of no further force and effect.  For purposes of this Section, time is of the essence.

Section 3.7.   Payment of Costs.    The Borrower shall pay all costs incident to the Loan, including but not limited to recording and title fees, title examination and insurance fees, UCC search and filing fees, and legal fees.

Section 3.8.   Indemnification.   The Borrower shall defend, indemnify and hold the Lender and the Director and any officials of the Lender and the State of Ohio harmless against any and all losses, costs, expenses, claims or actions arising out of or connected with the execution and delivery of this Loan Agreement or any other Loan Documents and the preparation of documents relating to the disbursement of the Loan, including, but not limited to, all aforementioned costs and expenses and the costs and expenses, including attorneys’ fees, of any action brought pursuant to Chapter 4115, Ohio Revised Code, regardless of whether or not the disbursement of the Loan shall actually occur.  Without detracting from the generality of the foregoing, the Borrower expressly agrees to defend, indemnify and hold harmless the Lender and the Director from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs and expenses of any kind whatsoever, including claims arising out of loss of life, injury to persons, property, or business or damage to natural resources in connection with the activities of the Borrower, its predecessors in interest, third parties who have trespassed on the Project, or parties in a contractual relationship with the Borrower, or any of them, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of the Lender, the Director, the Borrower, previous owners of the Project Site or any of their officers, agents, employees, successors, assigns or guarantors, which:

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

(a)
arises out of the actual, alleged or threatened discharge, disposal, release, storage, treatment, generation, disposal or escape of pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot, fumes, acid, alkalis, chemicals and waste (including materials to be recycled, reconditioned or reclaimed); or

(b)
actually or allegedly arises out of the use, specification, or inclusion of any product, material or process containing chemicals, the failure to detect the existence or proportion of chemicals in the soil, air, surface water or ground water, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface water, or groundwater containing chemicals.

The Borrower, its successors and assigns shall bear, pay and discharge when and as the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against the Lender and the Director described herein, shall hold the Director harmless for those judgments or claims, and shall assume the burden and expense of defending all suits, administrative proceedings, and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth herein.  The provisions of this Section 3.8 shall survive the termination of this Loan Agreement indefinitely.

ARTICLE IV

ADDITIONAL COVENANTS AND AGREEMENTS

Section 4.1.    Affirmative Covenants of the Borrower.   Throughout the term of this Loan Agreement the Borrower shall, as applicable:

(a)
Taxes and Assessments.    Pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon it, its income or any of its property, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon its property; provided, however, that the Borrower may, at its expense, contest in good faith and with due diligence the validity or amount of such taxes, assessments and other charges, and may permit such charges to remain unpaid during the period of contest.

(b)	Maintain Existence. Do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights and franchises.

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

(c)
Maintain Property. Maintain and keep its property in good repair, working order and condition, and from time to time make all repairs, renewals and replacements which, in the opinion of the Borrower, are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (c ) shall prevent the Borrower from selling or otherwise disposing of any property whenever, in the good faith judgment of the Borrower, such property is obsolete, worn out, without economic value or unnecessary for the conduct of the business of the Borrower.

(d)
Maintain Insurance. Keep its insurable property insured against loss or damage by fire and other risks, maintain public liability insurance against claims for personal injury, death, or property damage suffered by others upon, in or about any premises occupied by the Borrower, and maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.  All insurance for which provision has been made in this subsection  (d) shall be maintained against such risks and in at least such amounts as such insurance is usually carried by persons engaged in the same or similar businesses, including but not necessarily limited to the risks and amounts set forth in the Term Sheet.  All insurance herein provided for shall be effected and maintained in force under a policy or policies issued by financially sound insurers of recognized responsibility licensed to do business in Ohio, except that the Borrower may effect workers’ compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accordance with applicable law.

(e)	Furnish Information. Furnish to the Lender:

(i)
Periodic Financial Reports.       Within the time described in the Term Sheet, the balance sheet of the Borrower as of the end of such reporting period, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such period, setting forth in comparative form the corresponding figures as of the end of or for the corresponding period of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, subject to usual year-end audit adjustment.

(ii)
Annual Reports.     Within the time described in the Term Sheet:  (A)  the annual financial statement of the Borrower described in the Term Sheet containing a profit and loss statement and balance sheet of the Borrower as of the end of such period, together with related statements of income and retained earnings (or accumulated deficit)  and changes in financial position for such period, setting forth in comparative form the corresponding figures as of the end of or for the previous fiscal year, all in reasonable detail and all examined by and accompanied by a review letter or opinion of the chief financial officer of the Borrower (or, if required by the Lender, the Borrower’s independent certified public accountants) to the effect that such financial statement was prepared in accordance with GAAP and presents fairly the Borrower’s financial position at the close of such period and the results of its operations for such period;  (B)  schedules of costs of goods and sales, overhead and administrative expenses; and  (C )  a certification to the Lender by the Borrower’s independent certified public accountants that the Borrower is not in default under any of its financial obligations.

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

(iii)	Employment Data. Upon request, but in any event not less frequently than semi-annually, a certificate in the form attached hereto as Exhibit G and made a part hereof.

(iv)	Certificate; No Default. With the financial reports required to be furnished under this Section, a certificate in the form attached hereto as Exhibit H and made a part hereof.

(v)
Information Concerning Operations.     Such other employment, economic and statistical data concerning the Project and such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Borrower as the Lender may reasonably request, including, without limitation, any and all reports of the Borrower to the Securities and Exchange Commission.

(f)
Deliver Notice.       Promptly deliver to the Lender a copy of each notice, certificate, request or communication given or received by it under or in connection with the Loan, and forthwith upon learning of any of the following, deliver written notice thereof to the Lender, describing the same and the steps being taken by the Borrower with respect thereto:

(i)	the occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both; or

(ii)
any action, suit or proceeding at law or in equity or before any governmental instrumentality or agency, instituted or threatened which, if adversely determined, would materially impair the right or ability of the Borrower to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Borrower to perform the transactions contemplated by the Loan Documents, or would materially and adversely affect the business, operations, properties, assets or condition of the Borrower; or

(iii)
the occurrence of a Reportable Event under, or the institution of steps by the Borrower to withdraw from, or the institution of any steps to terminate, any Plan as to which the Borrower may have liability.

(g)
Inspection Rights.     At any reasonable time and from time to time, permit the Lender, or any agents or representatives thereof, to examine and make copies of and abstract from the records and books of account of, and visit the properties of the Borrower, and discuss the general business affairs of the company with any of its officers, as the case may be; provided, however, that the Borrower reserves the right to restrict access to any of its facilities in accordance with reasonably adopted procedures relating to safety and security.

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

(h)
Job Creation and Preservation.     Create and preserve not fewer than ninety percent (90%) of the new jobs and employment opportunities, and preserve not fewer than the existing jobs and employment opportunities, each as represented by the Borrower in the Application and this Loan Agreement, within the three (3)-year period immediately following the Closing Date.

(i)
Minority Employment.     Except as may be occasioned by Adverse Market Conditions, achieve not less than ninety percent (90%) of the Minority Employment Requirement on the Project within the three (3)-year period immediately following the Closing Date.

(j)	Buy-Ohio Requirement. Utilize its best efforts to purchase goods and services from Ohio-based companies.

(k)	Key Person Life Insurance.
(i)
Maintain life insurance policies with collateral assignments of the proceeds thereof in form and substance satisfactory to the Lender, on the life/lives of the person(s) named in the Term Sheet, with a death benefit payable in an amount not less than the principal amount from time to time outstanding under the Note;

(ii)	deliver to the Lender, upon request, proof that all such policies remain in full force and effect, and
(iii)
furnish or cause to be furnished to the Lender written notice, as to each such policy:   (A)  that the premium is to become due and the amount and due date thereof, at least thirty (30) days before said due date, and, if applicable, (B) that the premium has not been paid, the amount thereof and the date coverage under such policy shall expire, at least thirty (30) days before said expiration date.

Section 4.2.     Negative Covenants of the Borrower.     Throughout the term of this Loan Agreement the Borrower shall not, as applicable:

(a)
Existence of Borrower.     Sell, transfer or otherwise dispose of all, or substantially all, of its assets, consolidate with or merge into any other entity, or permit one or more other entities to consolidate with or merge into it; provided, however, that the Borrower may, without violating the agreement contained in this subsection (a) consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or sell, transfer or otherwise dispose of all, or substantially all, of its assets and thereafter dissolve, if:

(i)	the prior written consent of the Lender is obtained;

(ii)
the surviving, resulting, or transferee entity, as the case may be, assumes in writing all of the obligations of the Borrower hereunder (if such surviving, resulting or transferee entity is other than the Borrower); and

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

(iii)
the surviving, resulting or transferee entity, as the case may be, is an entity duly organized and validly existing under the laws of the State of Ohio or duly qualified to do business therein and has a net worth of not less that that of the Borrower immediately prior to such disposition, consolidation or merger, transfer or change of form.

(b)
ERISA.     Voluntarily terminate any Plan so as to result in any material liability of the Borrower to the PBGC, enter into any Prohibited Transaction involving any Plan which results in any material liability of the Borrower to the PBGC, cause or permit any occurrence of any Reportable Event which results in any material liability of the Borrower to the PBGC, or allow or suffer to exist any other event or condition which results in any material liability of the Borrower to the PBGC.

(c)
Agreements.     Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered by it hereunder or in connection herewith.

(d)
Assignment, Sale or Lease.     In whole or in part, assign this Loan Agreement or sell, lease or grant the right to occupy or use any portion of the Project, except as permitted by the Loan Approval Documents, without the prior written consent of the Lender.

(e)
Sale and Leaseback.     Enter into any agreement providing for the leasing by the Borrower, as lessee, of the Project or any part thereof, which has been or is to be sold or transferred by the Borrower or any lessor of the Project or any part thereof.

(f)	Suspension of Operation. Suspend or discontinue operation of the Project without the prior written consent of the Lender.

(g)
Removal of Assets.     Without the prior written consent of the Lender, remove, transfer or transport from the Service Area, any of its assets comprising all or part of the Project or given as security for the Loan, other than the operation of motor vehicles or the shipment of goods in the ordinary course of business.

(h)	Encumbered Assets. Pledge, assign, sell and leaseback, hypothecate or in any manner encumber any of its assets excepting, however, purchase money security interests.

(i)
Contingent Liabilities.     Without the prior written consent of the Lender, guaranty or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar items in the ordinary course of business.

(j)	Financial Covenants. Without the prior written consent of the Lender, fail to comply with any of one or more of the covenants set forth in the Term Sheet.

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

Section 5.1.     Events of Default.     Each of the following shall be an event of default under this Loan Agreement:

(a)
The Borrower shall fail to pay, or cause to be paid, any amount payable pursuant to this Loan Agreement or under the Note within ten (10) days immediately following the date on which such payment is due and payable; or

(b)	The Borrower or any of the Guarantors shall, as applicable:
(i)	die or become insolvent;
(ii)	admit in writing its inability to pay its debts generally as they become due;
(iii)	have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect;
(iv)
commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or other similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for a period of ninety (90) days;

(v)	make an assignment for the benefit of creditors; or,
(vi)	have a receiver, trustee or custodian appointed for it or for the whole or any substantial part of its property; or

(c)
The Borrower shall fail to observe and perform any agreement, term, covenant or condition contained in this Loan Agreement, other than asrequired pursuant to subsections (a) and (b) of this Section 5.1, and such failure shall continue for a period of thirty (30) days after notice of such failure is given to the Borrower by the Lender, or for such longer period as the Lender may agree to in writing; provided, that if the failure is of such nature that it can be corrected but not within the applicable period, such failure shall not constitute an Event of Default so long as the Borrower institutes curative action within the applicable period and diligently pursues such action to completion; or

(d)
Any representation or warranty made by the Borrower or the Guarantors or any of their respective partners, agents, directors or officers, as the case may be, herein or in the Application, the Commitments, any other of the Loan Documents, or in connection herewith or therewith shall prove to have been incorrect in any material respect when made; or

(e)
The Borrower shall fail to pay any indebtedness of the Borrower, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, by acceleration, on demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

(f)	A judgment or order for the payment of money shall be rendered against the Borrower or any of the Guarantors and either:
(i)	enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or
(ii)	there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g)	Any default under the Note, the Security Documents or any other of the Loan Documents shall have occurred and be continuing; or

(h)	The Borrower fails to meet its respective minimum funding requirements under ERISA, with respect to any Plan; or

(i)	The Borrower shall suspend or discontinue operation of the Project without the prior written consent of the Lender.

Section 5.2.     Remedies on Default.     Whenever an Event of Default shall have occurred and be continuing any one or more of the following remedial steps may be taken:

(a)	If the Loan has not been disbursed, the Lender may terminate any and all of its obligations under this Loan Agreement;

(b)	The Lender may declare all payments under the Note to be immediately due and payable, whereupon the same shall become immediately due and payable;

(c)	The Lender may exercise any or all or any combination of the remedies specified in the Security Documents or in any other of the Loan Documents;

(d)	The Lender may have access to, inspect, examine and make copies of the books and records accounts and financial data of the Borrower; or

(e)
The Lender may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Loan Agreement, the Note, the Security Documents or any of the other Loan Documents, or to enforce the performance and observance of any other obligation or agreement of the Borrower or the Guarantors under the Loan Documents.

Section 5.3.     No Remedy Exclusive.     No remedy conferred upon or reserved to the Lender by this Loan Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement, the Loan Documents, or now or hereafter existing at law, in equity or by statute.  No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof,  but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Lender to exercise any remedy reserved to it in this Loan Agreement, it shall not be necessary to give any notice, other than such notice as may be expressly provided for herein or required by law.

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

Section 5.4.     Agreement to Pay Fees and Expenses.     If an Event of Default shall occur and the Lender shall incur expenses, including reasonable attorneys’ fees, in connection with the enforcement of this Loan Agreement or any other of the Loan Documents, or the collection of sums due thereunder, the Borrower shall reimburse the Lender for the expenses so incurred upon demand.  If the Borrower shall request waiver or modification of any of the terms or provisions of this Loan Agreement and the Lender shall incur expenses, including, without limitation, accountants’ and attorneys’ fees, in connection therewith, regardless of whether such waiver or modification is eventually granted by the Lender, the Borrower shall promptly reimburse the Lender for such expenses so incurred upon demand.  If any such expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at the Interest Rate for Advances (as defined in the Security Documents), shall constitute indebtedness secured by the Security Documents, and in any action brought to collect such indebtedness or to foreclose or enforce the Security Documents, the Lender shall be entitled to seek the recovery of such expenses in such action.

Section 5.5.     No Waiver.     No failure by the Lender to insist upon the strict performance by the Borrower of any provision hereof shall constitute a waiver of his right to strict performance, and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Borrower to observe or comply with any provision hereof.

ARTICLE VI

MISCELLANEOUS

Section 6.1.     Term of Agreement.    This Loan Agreement shall be and remain in full force and effect from the date of its delivery until: (a) the termination of this Loan Agreement pursuant to Section 5.2(a) hereof, or (b)  such time as the Loan shall have been fully repaid and all other sums payable by the Borrower under this Loan Agreement, the Security Documents,  the Note and the other Loan Documents shall have been fully paid.

Section 6.2.     Notices.     All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given three (3) days after deposit in United States registered or certified mail, postage prepaid, and addressed to the appropriate Notice Address.  The Borrower or the Lender may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

Section 6.3.     Binding Effect.     This Loan Agreement shall inure to the benefit of, and shall be binding in accordance with its terms upon, the Lender, the Borrower and their respective successors and assigns.

Section 6.4.     Amendments and Supplements.     This Loan Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and may not be amended or supplemented except by an instrument in writing executed by the Lender and the Borrower.

Ohio 166 - Loan Agreement	Exhibit 10.58
10/5/2011

Section 6.5.     Execution of Counterparts.      This Loan Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

Section 6.6.     Severability.     If any provision of this Loan Agreement, or any term, condition, covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, term, condition, covenant, obligation or agreement each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein.  Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, term, condition, covenant, obligation or agreement, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

Section 6. 7.     Captions.     The captions and headings in the Loan Agreement shall be solely for convenience of reference and shall in no way define, limit or describe the scope or intent of any provision or Sections of this Loan Agreement.

Section 6. 8.     Governing Law.     This Loan Agreement shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of the State of Ohio.

IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered as of the 19th day of May, 2011.

GROWTH CAPITAL CORP
Lender

By:
John Kropf
Its: Executive Director

OURPET’S COMPANY
Borrower

By:	/s/ Steven Tsengas
Dr. Steven Tsengas
Its: Chairman & CEO

Dr. Steven Tsengas
GUARANTOR

By:	/s/ Steven Tsengas
Dr. Steven Tsengas, Individually